UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 2, 2022

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 2, 2022, the Board of Directors (the “Board”) of MediaCo Holding Inc. (the “Company”) elected Robert L. Greene, age 54, as a Class B member of the Board to fill a vacancy resulting from the resignation from the Board of Laura A. Lee.  Ms. Lee’s decision to resign as a director is not the result of any dispute or disagreement with the Company, its management, the Board, or any matter relating to the Company’s operations, policies or practices.  Ms. Lee’s resignation, and Mr. Greene’s election, shall both be effective on effective December 31, 2022. Mr. Greene will also be appointed to the Audit Committee of the Board as of such date and shall serve as the Chairman of the Audit Committee.
Pursuant to the Amended and Restated Articles of Incorporation of the Company, in the event of the resignation of a Class B Director, the vacancy on the Board created thereby shall be filled by a majority of the directors then in office in accordance with the instructions given to such directors by SG Broadcasting LLC (“SG”), and Mr. Greene was elected in accordance with such instructions.  Mr. Greene shall receive compensation in accordance with the compensation payable to other members of the Board who are not employees of Emmis Communications Corporation, as described in the Company’s proxy statement for its 2022 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 22, 2022.
Mr. Greene has been the President and Chief Executive Officer of the National Association of Investment Companies, the industry trade association and largest network of diverse-owned alternative asset class investment firms, since February 2013. He was the Head of Investor Relations of Syndicated Communications Venture Partners, a venture capital firm, from June 2007 to December 2013. Mr. Greene currently serves on the board of directors and audit committee of Travelport, a UK-based travel technology company, the board of directors of Transworld Systems Inc., a privately held, private equity-backed company that provides debt collection services for Fortune 500 companies on a global basis, and the board of directors of Synergy Infrastructure Holdings, a privately held, private equity-backed company that is a leading provider of compact, heavy and pump equipment rentals. Previously, he also served on the board of directors and audit committee of Starboard Value Acquisition Corporation, a blank check company focused, which in July 2021 merged with Cyxtera Technologies, Inc. (Nasdaq: CYXT), a global leader in colocation and interconnection services.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEDIACO HOLDING INC.

Date: December 2, 2022	By:	/s/ Bradford A. Tobin
Bradford A. Tobin President, Chief Operating Officer and General Counsel